Exhibit 21.01

                               LOEWS CORPORATION

                         Subsidiaries of the Registrant

                               December 31, 1993

                                          Organized Under
            Name of Subsidiary                Laws of            Business Names
            ------------------            ---------------        --------------

CNA Financial Corporation .............      Delaware      )
 Continental Casualty Company .........      Illinois      )
  Continental Assurance Company .......      Illinois      )
  National Fire Insurance Company of                       )
   Hartford ...........................      Connecticut   )       CNA Insurance
  American Casualty Company of Reading,                    )
   Pennsylvania .......................      Pennsylvania  )
  CNA Management Company Limited ......      United Kingdom)

Lorillard, Inc. .......................      New York      )
 Lorillard Tobacco Company ............      Delaware      )       Lorillard


  The names of certain subsidiaries which, if considered as a single subsidiary, would not constitute a "significant subsidiary" as defined in Regulation S-X, have been omitted.